UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas  75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On February 24, 2012, the Board of Directors of The Howard Hughes Corporation (the “Company”) declared a dividend distribution of one right (a “Right”) for each share of common stock, par value $0.01 per share (the “Common Shares”), of the Company outstanding at the close of business on March 14, 2012 (the “Record Date”), pursuant to the terms of a Section 382 Rights Agreement, dated as of February 27, 2012 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”).  Each Right initially represents the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, subject to adjustments.  The Rights Agreement also provides, subject to specified exceptions and limitations, that common shares issued or delivered from the Company’s treasury after the Record Date, but before the earlier of the expiration of the Rights Agreement and the date the Rights become exercisable, will be entitled to and accompanied by Rights.  The stockholders of the Company ratified the Rights Agreement at the Company’s annual meeting held on June 11, 2012.

The Company received net operating loss carry-forwards and other tax attributes (the “Tax Assets”) in connection with its spin-off from General Growth Properties, Inc. in 2010.  Section 382 of the Internal Revenue Code of 1986 limits the amount of Tax Assets that can be used in any year following an “ownership change,” as defined therein.  The Company adopted the Rights Agreement and entered into the Amendment (defined below) in an effort to preserve stockholder value and protect against a possible limitation on its ability to use the Tax Assets to reduce potential federal tax obligations by attempting to reduce the likelihood of an unintended “ownership change” occurring as a result of ordinary buying and selling of the Company’s common stock.

On February 26, 2015, and upon approval of the Board of Directors of the Company, the Company and the Rights Agent entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement.  The Amendment extends the term of the Rights Agreement by three years to March 14, 2018.  The Company extended the term of the Rights Agreement because it will not have used all of the Tax Assets by March 14, 2015, which was the original expiration date of the Rights Agreement.  The Rights Agreement will terminate automatically if the stockholders of the Company fail to ratify the Amendment at the Company’s annual meeting to be held later this year.

The Rights issued pursuant to the Rights Agreement, as amended by the Amendment, are in all respects subject to and governed by the provisions of the Rights Agreement. Copies of the Rights Agreement and Amendment are available free of charge from the Company. The foregoing description of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which is incorporated herein by this reference, and the description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as an exhibit hereto and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

4.1

Section 382 Rights Agreement, dated as of February 27, 2012, by and between The Howard Hughes Corporation and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to The Howard Hughes Corporation’s Current Report on Form 8-K, filed on February 29, 2012)

4.2	Amendment No. 1 to Section 382 Rights Agreement, dated as of February 26, 2015, The Howard Hughes Corporation and Computershare Trust Company, N.A., as rights agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

		By:	/s/ Peter F. Riley
Peter F. Riley
Senior Vice President, Secretary and General Counsel

Date:	March 3, 2015

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